PRESS RELEASE

Blue Water Changes Its Corporate Name to Tiger Reef, Inc.

Miami, Florida – October 25, 2016 – Tiger Reef, Inc. f/k/a Blue Water Bar & Grill, Inc. (OTCQB: BWBG), a diversified producer of ultra premium rums under the Tiger Reef™ brand and a developer of casual dining restaurant properties in the Caribbean, announces that it has approved and changed its corporate name from Blue Water Bar & Grill, Inc. to Tiger Reef, Inc. to better identify and align the company with its current business activities and long-term vision.

Tiger Reef is in the process of applying to FINRA to effect this name change on the OTCQB. Once FINRA completes and approves their review of this corporate action, which is anticipated to take a few weeks, Tiger Reef will make a separate announcement informing shareholders of its new ticker symbol and related CUSIP number associated with the new corporate name.

About Tiger Reef

Tiger Reef, Inc. is a diversified producer of ultra premium rums under the Tiger Reef™ brand and a developer of Caribbean casual dining restaurant properties. For more information, visit www.tigerreefinc.com.

Investor Relations

949.264.1475
ir@tigerreefinc.com